UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): April 5, 2000
                                                           -------------


                        Convergence Communications, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



Nevada                                00-21143               87-0545056
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(State or other jurisdiction of       (Commission File       (IRS Employer
incorporation)                        Number)                Identification No.)



            102 West 500 South, Suite 320, Salt Lake City, Utah 84101
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)





        Registrant's telephone number, including area code (801) 328-5618
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                      Wireless Cable & Communications, Inc.
                      -------------------------------------
         (Former name or former address, if changed since last report.)

Item 5:  Other Events

         On April 5, 2000, we completed the acquisition of all of the outstanding stock of a group of companies that conduct, through directly or indirectly held operating subsidiaries, high speed data, dial-up Internet, high speed Internet, telephony and subscription cable television services in Guatemala. The companies (collectively, the "Metrotelecom companies") have over 8,000 cable television subscribers, 510 high-speed data customers (representing 1,500 connections) and 4,200 Internet customers, and process over six million telephony minutes per month. The Metrotelecom companies include the largest ISP in Guatemala, the second largest provider of cable television services in Guatemala and the largest aggregator of local minutes in Guatemala after the incumbent telephone operator and the nationalized cellular phone company.

         The Metrotelecom companies provide their services primarily through an IP-based network located in Guatemala City. The network consists of over 90 kilometers of fiber optic infrastructure with six nodes interconnected with 200 kilometers of coaxial cable. The network, which is all underground, uses coaxial cable for "last mile" connectivity to subscriber locations, and covers approximately 70% of the Guatemala City business community.

         The purchase price for the Metrotelecom companies was $13.5 million. We paid $3.75 million of that amount in cash at the closing. We also delivered 121,212 common shares at closing, which the parties agreed has a value of $1 million. We paid the balance of the purchase price, $8.75 million, by delivering four promissory notes at closing. The notes are due on the first through fourth anniversaries of the closing, and bear interest at the rate of 7% per annum. The note due on the first anniversary is for $4.75 million, and each of the three other notes is for $1.33 million. The amount of the first note is subject to adjustment, depending on the cash balance and intercompany debt of the Metrotelecom companies as of the closing date.

         For a more detailed description of the transaction and our other Guatemala market operations, see our annual report on Form 10-KSB for the period ending December 31, 1999.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired. N/A
         -------------------------------------------

     (b) Pro Forma Financial Information. N/A
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     (c) Exhibits. N/A
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                               CONVERGENCE COMMUNICATIONS, INC.


                               /s/ Jerry Slovinski
                               -----------------------------------
                               By:  Jerry Slovinski, Chief Financial Officer
                               Dated:  May 1, 2000